Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the General Controller’s Office

and the Board of Directors of Petróleos Mexicanos:

We consent to the use of our report dated April 28, 2023, with respect to the consolidated financial statements of Petróleos Mexicanos, Productive State-Owned Subsidiaries and Subsidiary Companies (PEMEX) incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Cárdenas Dosal, S.C.
Mexico City, Mexico
September 20, 2023